Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

October 26, 2005

HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), the world’s tenth largest insurance and risk management intermediary, today reported financial results for the third quarter and nine months ended September 30, 2005.

For the quarter, total revenues were $164.5 million, compared with $153.7 million in the same period last year, an increase of 7.0%. Commissions and fees rose 6.3% to $161.1 million, during the quarter, compared with $151.6 million in the 2004 third quarter. The increase reflects acquisitions, partially offset by a continued decline in property and casualty premium rates, the elimination of national override commissions and lower than normal retention rates primarily related to producer culling.

The company incurred a net loss of $(6.8) million, or $(0.19) per share, versus net income of $21.3 million, or $0.58 per share, for the same period last year. The net loss included an after-tax charge of $26.3 million, or $0.73 per share, for previously announced regulatory settlements and related legal and administrative costs. This charge primarily relates to the company’s settlement with the Connecticut Attorney General. The Connecticut settlement provides for a $30 million national fund for distribution to HRH’s U. S. clients who elect to participate in the fund. In addition, the charge includes amounts for the legal and administrative costs of complying with the settlement, and estimated costs for related pending regulatory matters.

The third quarter operating net income decreased 11.0% to $19.1 million, or $0.53 per share, compared with $21.4 million, or $0.59 per share, for the third quarter last year. Operating net income primarily reflected higher revenues offset by the elimination of national override commissions and continued investment in sales and service talent.

For the nine months ended September 30, 2005, total revenues were up 10.9% to $509.9 million from $459.7 million in the same period a year ago. Commissions and fees increased 10.2% to $499.8 million from $453.7 million last year. The increase in revenues benefited from acquisitions, partially offset by declining premium rates and the negative impact of the culling of producers on retention rates. Net income for the nine months, which included the regulatory charge noted above, decreased 44.5% to $36.7 million, or $1.01 per share, from $66.1 million, or $1.81 per share, in the same period of 2004. Operating net income decreased 6.2% in the period to $62.7 million, or $1.73 per share, compared with $66.8 million, or $1.83 per share, in the same period last year. Operating net income benefited from higher revenues but was lowered by higher legal, compliance and claims expenses, investment in new sales and service talent and the elimination of national override commissions. Legal, compliance and claims expenses for the nine months increased $7.3 million compared with the prior year period. These expenditures primarily related to settled and pending regulatory and legal matters as well as the protection of restrictive covenants in employment contracts and compliance with Section 404 of the Sarbanes-Oxley Act, net of insurance recoveries on contested claims.

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HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS - Continued

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Excluding contingent and override commissions, organic growth was 0.3% for the third quarter and (1.1)% for the nine months. Including all commissions and fees, organic growth was (1.0)% for the third quarter and (1.1)% for the nine months. In addition to volume, organic growth for a given period reflects the timing of new business and renewals as well as pricing trends and the economic environment.

The operating margin for the third quarter was 25.0% compared with 27.1% for the year-ago quarter. For the nine months, the operating margin decreased to 25.8% in 2005 from 27.9% in 2004. The margin decline in both periods was primarily attributable to the elimination of national override commissions and continued investment in sales and service talent, and in the year-to-date period, to the higher legal, compliance and claims expenses.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “From an industry perspective, the most significant events of the quarter were the devastating hurricanes, which refocused insurance carriers, brokers and insureds on the nature of risk. We had a number of clients with operations in the areas directly affected, and many of our other clients will be impacted by ensuing rate and coverage volatility, particularly for property risks. Helping clients manage their risks prudently and navigate volatile insurance markets are the critical services on which our reputation and value proposition stand.”

During the quarter, HRH signed an agreement on industry compensation issues with the Connecticut State Attorney General’s office, which distinguishes between brokerage business for which clients pay fees, and agency business for which underwriters pay commissions. The agreement allows contingent commissions to be collected on agency business, but eliminates them on brokerage business. HRH voluntarily discontinued contingent commissions on brokerage business effective on January 1, 2005. The agreement also calls for HRH to establish a $30 million fund to be distributed to participating clients, make enhanced disclosures to clients and adopt additional corporate governance practices. Vaughan commented, “The agreement with the Connecticut Attorney General set compliance and disclosure standards that we consider worthy of adoption across the entire industry. We believe the settlement was in the best interests of the company, its clients and its shareholders. While there are additional pending and potential legal and regulatory issues, the settlement represents a major step toward getting these issues behind us.”

Vaughan continued, “While the company completed the acquisition of KYBA Benefits during the quarter, acquisition closings in the third quarter and year to date were lower than expected reflecting, among other things, the unpredictability of deals and timing in a disciplined acquisition program. While the low end of this year’s expected range for acquired annualized revenues, $30 million, is still a possibility, below that level is more probable. Meanwhile, the company’s interest in acquisitions remains as strong as ever, its pipeline attractive, and its disciplines intact.”

Vaughan concluded, “From a company perspective, the highlights of the quarter were the promotion of Michael Crowley to president and the appointment of Michael Dinkins as executive vice president and chief financial officer. Among his new responsibilities, Mike Crowley is focusing the regions and the lines of business on restoring positive operating earnings and margin comparisons by optimizing our opportunities and performance. He is also supervising the integration of the talented professionals who joined HRH over the past year into their assigned roles and as catalysts for raising company-wide performance. Michael Dinkins is providing critical financial leadership in support of our long-term growth and profitability objectives. We are increasingly confident that the investments made over the past several years in our operating model, product mix, geographic reach, talent and leadership, will pay off in steady progress toward those objectives.”

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HILB ROGAL & HOBBS COMPANY REPORTS

THIRD QUARTER RESULTS – Continued

Hilb Rogal & Hobbs Company is the eighth largest insurance and risk management intermediary in the U.S. and tenth largest in the world. From offices throughout the U.S. and in London, HRH assists clients in managing risks in property and casualty, employee benefits and many other areas of specialized exposure. The company is traded on the New York Stock Exchange, symbol HRH. Additional information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

The company cautions readers that the statements about the company’s future operations and business prospects are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are highly dependent on premium rates charged by insurance underwriters, which are subject to fluctuation based on the prevailing economic conditions and competitive factors that affect insurance underwriters; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated override commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to the company; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues if the volume of insurance business brought about by favorable economic conditions is offset by premium rates that have declined in response to increased competitive conditions; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; the business practices and broker compensation arrangements of the company and the insurance intermediary industry are subject to uncertainty due to investigations by various governmental authorities and related private litigation; costs incurred related to the above investigations and private litigation are uncertain and difficult to predict; and quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

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HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues
Commissions and fees	$161,119	$151,622	$499,808	$453,692
Investment income	1,633	788	4,221	2,099
Other	1,739	1,290	5,834	3,891

	164,491	153,700	509,863	459,682
Operating expenses
Compensation and employee benefits	90,742	81,474	274,597	244,344
Other operating expenses	29,893	28,313	95,423	80,290
Depreciation	2,122	2,136	6,402	6,465
Amortization of intangibles	4,783	3,444	14,197	9,125
Interest expense	4,300	2,546	12,097	7,460
Regulatory charge and related costs[1]	42,320	—	42,320	—
Severance charge[2]	—	—	1,303	—
Integration costs[3]	—	176	764	1,803

	174,160	118,089	447,103	349,487

INCOME (LOSS) BEFORE INCOME TAXES	(9,669)	35,611	62,760	110,195
Income tax expense (benefit)	(2,821)	14,262	26,083	44,108

NET INCOME (LOSS)	$(6,848)	$21,349	$36,677	$66,087

Net Income Per Share:
Basic	$(0.19)	$0.60	$1.03	$1.85

Assuming Dilution	$(0.19)	$0.58	$1.01	$1.81

Dividends Per Share	$0.1150	$0.1050	$0.3350	$0.3025

Weighted Average Shares Outstanding:
Basic	35,670	35,872	35,755	35,793

Assuming Dilution	35,670	36,520	36,294	36,480

[1]	The company recorded a regulatory charge representing the Connecticut settlement, related legal and administrative costs, and estimated costs for related pending regulatory matters.

[2]	The company recorded a severance charge for the quarter ended June 30, 2005, representing an estimated severance benefit for Robert B. Lockhart, the company’s former president and chief operating officer, who resigned in May 2005.

[3]	Integration costs represent one-time costs including severance and other employee-related costs, facility and lease termination costs and branding expenses.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	SEPTEMBER 30, 2005	DECEMBER 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$219,788	$210,470
Receivables (net)	239,912	240,421
Prepaid expenses and other	35,706	24,586

TOTAL CURRENT ASSETS	495,406	475,477
PROPERTY & EQUIPMENT (NET)	25,374	24,024
INTANGIBLE ASSETS (NET)	768,467	757,942
OTHER ASSETS	26,381	20,556

	$1,315,628	$1,277,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$308,429	$315,130
Accounts payable	12,925	13,417
Accrued expenses	66,138	46,371
Premium deposits and credits due customers	47,949	48,287
Current portion of long-term debt	12,540	16,248

TOTAL CURRENT LIABILITIES	447,981	439,453
LONG-TERM DEBT	260,471	265,384
DEFERRED INCOME TAXES	33,658	34,113
OTHER LONG-TERM LIABILITIES	49,008	31,893
SHAREHOLDERS’ EQUITY
Common Stock (outstanding 35,774 and 35,886 shares, respectively)	226,635	233,785
Retained earnings	296,654	271,978
Accumulated other comprehensive income	1,221	1,393

	524,510	507,156

	$1,315,628	$1,277,999

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME (LOSS)	$(6,848)	$21,349	$(0.19)	$0.58
Excluding:
Non-operating gains, net of tax	(387)	(51)	(0.01)	—
Regulatory charge and related costs, net of tax	26,292	—	0.73	—
Integration costs, net of tax	—	106	—	0.01

OPERATING NET INCOME	$19,057	$21,404	$0.53	$0.59

	OPERATING MARGIN THREE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE THREE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME (LOSS)/ REVENUE	$(6,848)	$21,349	$164,491	$153,700
Excluding:
Non-operating gains	(900)	(85)	(900)	(85)
Amortization of intangibles	4,783	3,444	—	—
Interest expense	4,300	2,546	—	—
Regulatory charge and related costs	42,320	—	—	—
Integration costs	—	176	—	—
Income tax expense (benefit)	(2,821)	14,262	—	—

OPERATING MARGIN / REVENUE	$40,834	$41,692	$163,591	$153,615

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME NINE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$36,677	$66,087	$1.01	$1.81
Excluding:
Non-operating gains, net of tax	(1,522)	(336)	(0.04)	(0.01)
Regulatory charge and related costs, net of tax	26,292	—	0.73	—
Severance charge, net of tax	782	—	0.02	—
Integration costs, net of tax	459	1,082	0.01	0.03

OPERATING NET INCOME	$62,688	$66,833	$1.73	$1.83

	OPERATING MARGIN NINE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$36,677	$66,087	$509,863	$459,682
Excluding:
Non-operating gains	(2,791)	(560)	(2,791)	(560)
Amortization of intangibles	14,197	9,125	—	—
Interest expense	12,097	7,460	—	—
Regulatory charge and related costs	42,320	—	—	—
Severance charge	1,303	—	—	—
Integration costs	764	1,803	—	—
Income tax expense (benefit)	26,083	44,108	—	—

OPERATING MARGIN / REVENUE	$130,650	$128,023	$507,072	$459,122

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	ORGANIC GROWTH
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP COMMISSIONS AND FEES	$161,119	$151,622	$499,808	$453,692
Commissions and fees from acquired agencies, net of divestitures	(11,004)	—	(51,177)	—

COMMISSIONS AND FEES, EXCLUDING THE EFFECT OF REVENUES FROM ACQUIRED/DIVESTED AGENCIES	$150,115	$151,622	$448,631	$453,692

	ORGANIC GROWTH, NET OF CONTINGENT AND OVERRIDE COMMISSIONS
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP COMMISSIONS AND FEES	$161,119	$151,622	$499,808	$453,692
Contingent and override commissions	(2,957)	(4,366)	(47,633)	(39,435)
Commissions and fees from acquired agencies, net of divestitures	(10,434)	—	(42,568)	—

COMMISSIONS AND FEES, NET OF CONTINGENT AND OVERRIDE COMMISSIONS, EXCLUDING THE EFFECT OF REVENUES FROM ACQUIRED/DIVESTED AGENCIES	$147,728	$147,256	$409,607	$414,257

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